LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated this 19th day of March, 2007 BETWEEN:

DONALD GERALDS
(the "Lender")

OF THE FIRST PART

AND

VIDA LIFE INTERNATIONAL, LTD.
(the "Borrower")

OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain monies (the "Loan") to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

Loan Amount & Interest

1. The Lender promises to loan four hundred thousand ($400,000.00) USD. to the Borrower and the Borrower promises to repay this principal amount to the Lender, at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 10 percent per annum, calculated yearly not in advance.

Payment /Term

2. This Loan will be repaid in QUARTERLY installments of interest only commencing on JUNE 21, 2007 and continuing on the 21th of each following quarter with the balance owing under this Agreement being paid at the end of its term. The term of the loan is 24 months.

Default

3. Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this Agreement at that time to be immediately due and payable.

4. If the Borrower defaults in payment as required under this Agreement or after demand for thirty (30) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.

Security

5. This Loan is secured by the following security (the "Security"): 1 MILLION RESTRICTED SHARES OF VIDA LIFE INTERNATIONAL STOCK will be placed in escrow. At any time during the course of the loan, lender will have an opportunity to convert 200,000 shares at $ 1.00 per share.
6. This Loan Agreement is made in connection with the purchase of the Security by the Borrower, from the Lender. The Lender will transfer title to the Security to the Borrower upon execution of this Agreement. The Lender will retain a security interest in the Security until payment of the full amount of the Loan is made by the Borrower. The Lender will be listed as a lender on the title to the Security. Upon receiving full payment, the Lender will remove its security interest from the title to the Security.

Governing Law

7. This Agreement will be construed in accordance with and governed by the laws of the State of Illinois.

Early Payment

8. Borrower reserves the right to early payment of all monies due without pre-payment penalties.

Assignment

9. This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower. The Borrower waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

10. This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

Severability

11. The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

General Provisions

12. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

13. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 20th day of March, 2007.

The undersigned, J.C. Jordan personally does hereby guarantee the terms and conditions of this loan agreement.

SIGNED, SEALED, AND DELIVERED this 20 day of March, 2007

Donald Geralds (signature) Donald Geralds

SIGNED, SEALED, AND DELIVERED this 20th day of March, 2007.

(signature) J.C. Jordan - President

On Behalf of Vida Life International, Ltd.

PAYMENT WILL BE MADE TO DONALD GERALDS
900 OGDEN AVE
149
DOWNERS GROVE
IL 60515
662-231-8249